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                                                                EXHIBIT 10.59

                                  MASTER LEASE
                                (MOTOR VEHICLE)


This Master Lease Agreement ("Master Lease") is dated 5-17-96, between NBD Bank ("Lessor"), and McClain Group Leasing, Inc. ("Lessee").

Lessee wants from time to time to lease from Lessor personal property to be described in one or more schedules ("Schedule") of leased equipment. Lessor is willing to lease such personal property to Lessee at the rent, for the term and upon the conditions stated. Any Schedules executed by Lessor and Lessee which are identified as being a part of this Master Lease, shall be deemed to incorporate by reference all the terms of this Master Lease except as provided in the Schedule. In the event of a conflict between this Master Lease and any Schedule, the provisions of such Schedule shall control.

1. EQUIPMENT LEASED AND TERM. This Master Lease shall cover such personal property as is described in any Schedule (the "Equipment") executed by the parties. Lessor leases to Lessee and Lessee hires and takes from Lessor, subject to the conditions of this Master Lease, the Equipment described in any Schedule. The term for any item of Equipment shall be for the period as set forth in the Schedule ("Initial Lease Term").

2. RENT. The rent for each item of Equipment shall be payable as, and in the amount, shown on the Schedule.

3. PURCHASE AND ACCEPTANCE. Lessee requests Lessor to acquire all scheduled Equipment pursuant to an assignment of Lessee's purchase order(s) for the Equipment. Delivery of each item of Equipment shall be deemed complete upon the acceptance date ("Acceptance Date") stated in the Schedule. Lessor shall not be liable for loss or damage or for the delay or failure of any supplier of the Equipment ("Seller") to deliver any item of Equipment. THE LESSEE REPRESENTS THAT LESSEE HAS SELECTED BOTH THE EQUIPMENT LISTED IN ANY SCHEDULE AND THE SELLER BEFORE HAVING REQUESTED LESSOR TO ACQUIRE THE EQUIPMENT FOR LEASING TO LESSEE.

4. NON-CANCELABLE LEASE. THIS MASTER LEASE IS NON-CANCELABLE. When Lessee signs and delivers a Certificate of Acceptance for the Equipment, its obligations to pay all rent and other amounts for the Initial Lease Term and to perform as required under this Master Lease are unconditional, irrevocable and independent except as provided in a certain credit agreement dated 5-17-96 between the Lessor, as Bank, and the Lessee, as Borrower. These obligations are not subject to cancellation, termination, modification, repudiation, excuse or substitution by Lessee. Lessee is not entitled to any abatement, reduction, offset, defense or counterclaim with respect to these obligations for any reason whatsoever, whether arising out of default or other claims against Lessor, the Seller or the manufacturer of the Equipment, defects in or damage to the Equipment, its loss or destruction.

5. DISCLAIMER OF WARRANTIES BY LESSOR; RIGHTS OF LESSEE. LESSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, AND, AS TO LESSOR, LESSEE LEASES THE EQUIPMENT "AS-IS". UNDER NO CIRCUMSTANCES SHALL LESSOR BE RESPONSIBLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS MASTER LEASE AND/OR THE EQUIPMENT. LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO LESSOR BY THE SELLER IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT. LESSEE MAY COMMUNICATE WITH THE SELLER AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF THOSE RIGHTS, PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES.

6. CLAIMS AGAINST SELLER; SELLER NOT AN AGENT OF LESSOR. If the Equipment is not properly installed, does not operate as represented or warranted by the Seller or is unsatisfactory for any reason, Lessee shall make any claim for same solely against the Seller and shall nevertheless pay Lessor all rent payable under this Master Lease. Lessor agrees to assign to Lessee, solely for the purpose of making and prosecuting any such claim, any rights it may have against the Seller for breach of warranty or representation regarding the Equipment. Notwithstanding any fees that must be paid to Seller or any agent of Seller, Lessee understands and agrees that neither the Seller nor any agent or employee of the Seller is an agent or employee of the Lessor and that neither the Seller nor its agent or employee is authorized to waive or alter any term or condition of this Master Lease.

7. TITLE; LOCATION OF THE EQUIPMENT; EQUIPMENT IS PERSONAL PROPERTY; TERMINATION. Title to the Equipment is in the Lessor and under no circumstances shall pass to Lessee. Lessor agrees that the Equipment is motor vehicles, primarily operating in the United States. Lessee shall provide Lessor, immediately upon request during the term of the Master Lease, a written report of Equipment locations. LESSEE FURTHER COVENANTS AND AGREES THAT THE EQUIPMENT IS, AND WILL AT ALL TIMES BE AND REMAIN, PERSONAL PROPERTY.
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Upon Termination of the Initial Lease Term of any Schedule, the Equipment shall be disposed of in accordance with the terms of Rider A of this Master Lease.

8. NO ASSIGNMENT BY LESSEE; ASSIGNMENT BY LESSOR. THIS MASTER LEASE SHALL NOT BE ASSIGNED BY LESSEE, NOR SHALL ANY OF THE EQUIPMENT BE SUBLEASED BY LESSEE WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. Lessor may sell or assign all or part of its right, title and interest in this Master Lease, any item of Equipment and/or any Schedule and in any monies to become due to the Lessor. The assignee shall not be liable for or be required to perform any of Lessor's obligations to Lessee. All assigned rental payments shall be paid directly to assignee, upon written notice to Lessee of such assignment. Lessee's performance of all its obligations shall not be subject to any defense, counterclaim or setoff which the Lessee may have against Lessor. Lessee agrees that it will not assert any such defenses, setoffs, counterclaims or claims against the assignee.

9. CASUALTY AND LIABILITY INSURANCE; RISK OF LOSS; DAMAGE OR DESTRUCTION. Lessee shall keep all Equipment insured against loss by fire, theft and all other hazards (comprehensive coverage) in such amounts as Lessor reasonably requires but not less than the casualty value ("Casualty Value") for such item indicated in the Casualty Value Table attached to the applicable Schedule. Lessee appoints Lessor Lessee's attorney in fact to endorse any loss payment or returned premium check and to make any claim under such insurance. Lessee shall also insure the Lessor and Lessee with respect to liability for personal injuries in amounts of at least $1,000,000 per individual, $3,000,000 per occurrence; and $1,000,000 per occurrence for damage to or loss of use of property resulting from the ownership, use and operations of the Equipment and against risks customarily insured against by the Lessee for equipment owned by it. All policies shall be endorsed with Lessor as a loss payee and additional insured and shall provide that the interest of Lessor shall not be invalidated by any act of Lessee. Evidence of insurance must be delivered to Lessor within 30 days after any Acceptance Date. In the event of loss, destruction or theft of, or damage to, any of the Equipment, Lessee will immediately notify Lessor.

If Lessee defaults in obtaining any insurance, Lessor may but is not required to, place such insurance. Any premiums paid by Lessor shall be additional rent payable on demand with interest at the highest legal rate from the date of payment. At Lessor's sole option, such amounts together with interest may be added to the lease balance to be paid by Lessee as additional monthly rent. Lessee assumes and shall bear all risks of loss of, damage to or destruction of each item of Equipment, whether partial or complete. Except as provided in this Section 9, no such event shall relieve the Lessee of its obligation to pay the full rental payable for such item.

If any item of Equipment is destroyed, damaged beyond economical repair, lost or stolen, or taken by governmental action for a stated period extending beyond the Initial Lease Term for such item (an "Event of Loss"), Lessee must promptly notify Lessor and any assignee and pay to Lessor or the assignee, as the case may be, on the next rent payment date following the Event of Loss the Casualty Value of the item of Equipment. Upon such payment and provided no Event of Default as defined in Section 12 has occurred, Lessee's obligation to pay rent for such item of Equipment will cease and Lessee will be entitled to receive any insurance proceeds or other recovery received by the Lessor or assignee in connection with the Event of Loss.

10. REPAIRS; USE; ALTERATIONS; ATTACHMENTS. Lessee, at its own expense, shall keep the Equipment maintained in good repair, condition, working order, and in accordance with the manufacturer's recommended maintenance procedures and specifications, shall use the Equipment lawfully; and shall not alter the Equipment without the Lessor's prior written consent. Lessee shall take no action which would void the manufacturer's warranty on the Equipment. All items which become attached to or a part of the Equipment become the property of Lessor.

11. LIENS AND TAXES. Lessee at its expense shall keep the Equipment free and clear of all levies and liens. Lessee agrees to comply with all laws, regulations and orders relating to this Lease and to pay when due, all license fees, assessments and sales, use, property, excise, federal highway use, ad valorem, ton mileage and other taxes now or later imposed by any governmental body or agency upon any Equipment, or the use of the Equipment, exclusive, however, of any taxes based on the net income of Lessor. Lessee shall pay all such taxes directly to the respective taxing authorities except for the sales tax on rental payments. Any fees, taxes or other charges paid by Lessor after ten (10) days notice to and upon failure of Lessee to make such payments, shall at Lessor's option, become immediately due if Lessee shall not have previously notified Lessor in writing of its good faith contest of such taxes.

12. DEFAULT. Any of the following shall constitute an event of default ("Event of Default") by Lessee: (a) Lessee fails to pay when due any scheduled rent or other amount required by this Master Lease and such failure continues for a period five (5) days; (b) Lessee breaches any covenant of this Master Lease or fails to promptly perform any of its terms or conditions and such failure continues for a period (30) days; (c) Lessee makes an assignment for the benefit of creditors; (d) a petition is filed by or against Lessee in bankruptcy or for the appointment of a receiver; (e) dissolution or suspension of Lessee's usual business; (f) Lessee makes a bulk transfer or bulk sale of any assets; (g) any material representation, warranty, or signature made by Lessee in this Master Lease or related document is incorrect, fraudulent or breached; or (h) Lessee defaults under the terms of any agreement or instrument relating to any lease or debt for borrowed money such that the lessor accelerates the rent or the creditor declares the debt due before its maturity. Lessee agrees to give Lessor prompt notice upon the occurrence of an Event of Default.
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13.     LESSOR'S REMEDIES UPON DEFAULT BY LESSEE.  Upon the occurrence of an
Event of Default, Lessor, without further notice, and in addition to any remedy provided by law, may (i) recover from Lessee the Casualty Value of the Equipment together with any unpaid rent and (ii) regardless of whether such amounts are paid, take possession of any items of Equipment and at Lessor's option sell or lease at public auction or by private sale or otherwise dispose of such items of Equipment.

If Lessee has paid the Casualty Value, all unpaid rent and all other amounts owing under this Master Lease and any items of Equipment have been taken from Lessee, the proceeds of any reletting or sale (less all costs and expenses including reasonable attorneys' fee) shall be paid to the Lessee.

Regardless of any sale or lease of the Equipment or any payment of the Casualty Value, Lessee will remain liable to Lessor for all damages as provided by law and for all costs and expenses caused by Lessee's breach, including court costs and reasonable attorneys' fees (whether attributable to Lessor's in-house counsel or outside counsel). These costs and expenses shall include, without limitation, any costs or expenses incurred by Lessor in any bankruptcy, reorganization, insolvency or other similar proceeding.

14. LATE CHARGES. Without limiting Lessor's remedies above, if Lessee fails to pay any amount of rental or other payment for a period of ten days after its due date, Lessee agrees to pay Lessor a late charge of 5% of each such payment or installment with a minimum late charge of $25.00. This late charge shall be reassessed in each subsequent month that the rental or other payment remains unpaid.

15. FINANCING STATEMENTS. The Lessor is authorized to file a financing statement in accordance with the Uniform Commercial Code signed by Lessee or by Lessor, as Lessee's attorney in fact.

16. JURISDICTION; VENUE; SEVERABILITY. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MICHIGAN. LESSEE CONSENTS TO THE JURISDICTION OF THE COURTS OF MICHIGAN AND TO VENUE IN THE COURTS OF THE COUNTY OF OAKLAND. No provision which may be construed as unenforceable shall in any way invalidate any other provision, all of which shall remain in full force and effect.

17. WARRANTIES BY LESSEE. Lessee warrants and represents that: (a) the Equipment is being leased for business purposes; (b) all signatures are genuine; and (c) the person signing the Master Lease is authorized to do so. If Lessee is other than a natural person, it further represents that (a) it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) the execution and delivery of this Master Lease and the performance of the obligations it imposes are within its powers and have been duly authorized by all necessary action of its governing body and do not contravene the terms of its articles of incorporation or organization, its bylaws or any partnership, operating or other agreement governing its affairs:

18. INDEMNITY BY LESSEE. LESSEE AGREES TO INDEMNIFY AND HOLD LESSOR OR ANY ASSIGNEE HARMLESS FROM ANY AND ALL CLAIMS, ACTIONS, PROCEEDINGS, EXPENSES, DAMAGES AND LIABILITIES, INCLUDING ATTORNEYS' FEES, ARISING OUT OF OR IN ANY MANNER PERTAINING TO THE EQUIPMENT OR THIS MASTER LEASE INCLUDING, WITHOUT LIMITATION, THE OWNERSHIP, SELECTION, POSSESSION, PURCHASE, DELIVERY, INSTALLATION, LEASING, OPERATION, USE, CONTROL, MAINTENANCE AND RETURN OF THE EQUIPMENT AND THE RECOVERY OF CLAIMS UNDER INSURANCE POLICIES.

Lessee acknowledges that the Equipment is owned by Lessor ("Owner"). It is the intent of Owner/Lessor and Lessee that this Lease constitute a true lease for Federal income tax purposes so that, for the purpose of determining its liability for Federal income taxes, Owner shall be entitled to the tax benefits as are provided by the Internal Revenue Code of 1986, as amended, (the "Code") to an owner of personal property.

In addition notwithstanding any other provision of this Master Lease, if as to any Equipment, the modified accelerated cost recovery system or depreciation deductions allowed under the Code shall be lost, disallowed, eliminated, reduced, recaptured or otherwise unavailable to Lessor for any reason, then Lessee shall pay to Lessor as additional rent within 30 days after such a loss an amount equal to the sum of (i) the additional federal, state, local and foreign income or any other taxes payable as a result of such loss, disallowance, elimination, reduction, recapture or unavailability of accelerated cost recovery or depreciation deductions plus (ii) the amount of any interest, penalties or additions to tax payable by the Lessor as a result of such additional tax.

The indemnities given and liabilities assumed by the Lessee pursuant to this
Section 18 shall continue in full force and effect notwithstanding the expiration or other termination of this Master Lease.

19. NOTICES. Notice from one party to another relating to this Master Lease shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or telecopier number set forth under its name below.

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20.  LABELS AFFIXED TO EQUIPMENT.  Lessor shall have the right, but not the obligation, to attach or require Lessee to attach ownership identification labels to the Equipment. Lessee agrees not to remove any such labels.

21. LESSOR'S EXPENSE. Lessee shall pay Lessor all costs and expenses, including reasonable attorneys' fees, incurred by Lessor in enforcing any terms of, or in protecting Lessor's interests under, this Master Lease.

22. PERFORMANCE BY LESSOR. If the Lessee fails to promptly perform any of its obligations under this Master Lease, Lessor may, at its option, perform such act or make such payment which the Lessor deems necessary. All sums paid or incurred by Lessor including reasonable attorneys fees shall be immediately due and payable by Lessee, without demand, and shall bear interest at the lesser of one and one-half percent (1-1/2%) per month or the highest rate permissible by law.

23. ENTIRE AGREEMENT. This Master Lease and subsequent Schedules constitute the entire agreement of the parties. Neither party relies on any other statements, understandings, representations or assurances, the same, if any having been merged into this agreement. This agreement cannot be modified except by a writing signed by each party. This agreement inures to the benefit of the heirs, executors, administrators, successors and assigns of the parties.

25. WAIVER. No delay on the part of Lessor in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by Lessor of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver by Lessor of any default shall be effective unless in writing and signed by Lessor, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

25. FINANCIAL REPORTS. Upon request by Lessor, Lessee will promptly furnish to Lessor all financial reports deemed necessary by Lessor.

26. WAIVER OF JURY TRIAL. Lessor and Lessee, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Master Lease, or any related agreement, or any course of conduct, dealing or statements (whether oral or written). These provisions shall not be deemed to have been modified in any respect or relinquished by either Lessor or Lessee except by a written instrument executed by both of them.

THIS MASTER LEASE AGREEMENT             THE UNDERSIGNED (AND IF
SHALL NOT BE BINDING ON LESSOR          MORE THAN ONE, JOINTLY
UNTIL IT HAS BEEN ACCEPTED AND          AND SEVERALLY) AGREE TO
EXECUTED BY AN OFFICER OF LESSOR.       TO ALL TERMS AND
                                        CONDITIONS ABOVE WHICH
                                        ARE PART OF THIS MASTER
                                        LEASE AGREEMENT.

Accepted by Lessor: NBD Bank            Lessee: McClain Group Leasing, Inc.

By:     Andrew P. Sabath                By:
    -----------------------                 -----------------------

Title:  2nd VP                          Title:
      ---------------------                   ---------------------

Date:  5-17-96                          By:
     ----------------------                 -----------------------

                                        Title:
                                              ---------------------

                                        Date:
                                              ---------------------

Address For Notices:                    Address For Notices:

39555 Orchard Hill Place Drive          ___________________________
Suite #340                              ___________________________
Novi, MI 48375                          ___________________________
Fax No.: (810) 349-3893                 Fax No.: __________________

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[NDB LETTERHEAD]


ANDREW P. SABATH
Second Vice President







July 25, 1995


Mr. Jim Zabinski
Treasurer
McClain Industries, Inc.
6200 Elmridge
Sterling Heights, MI 48310

Dear Mr. Zabinski:

NBD Bank is pleased to provide the following lease facility for Prime Leasing, Inc. The terms and conditions of the facility are outlined below.

Lessee...                       Prime Leasing Corporation

Lessor...                       NBD Bank (NBD)

Guarantor/Source...             McClain Industries, Inc.

Equipment...                    E-Z Pack Hercules, E-Z Pack Goliath, Magna-Hoist
                                Tilt Frame and Aluminum Closed Top Walking Floor
                                Transfer Hauler

Equipment Cost...               Up to a maximum of $5,000,000

Delivery and Lease
Commencement Date...            On or before June 30, 1996

TRACTORS:

Payments...                     Monthly in advance

Base Lease Term...              Sixty (60) months
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[NBD LOGO]

                                      -2-


Rental Rates...                 1st Quarter (January 1 through March 31)
                                .01690 of actual equipment cost

                                2nd Quarter (April 1 through June 30)
                                .01679 of actual equipment cost

                                3rd Quarter (July 1 through September 30)
                                .01670 of actual equipment cost

                                4th Quarter (October 1 through December 31)
                                .01661 of actual equipment cost


Rental Adjustment:              The rental rate quoted above will be adjusted by
                                .0000052 for each basis point increase or decrease, or prorated portion thereof, in the yield of the Treasury Note rate indicated below.

                                The rental rate will continue to be subject to adjustment until the Lessor has been notified that the Equipment has been delivered and accepted by the Lessee. Upon such notification, the Lessor will fix the rate and prepare the necessary documentation for execution by the Lessee.

                                The Treasury note rate will be the average yield of 3 year U.S. Treasury Notes (as published in federal Reserve Statistical Release H.15 [519] from the complete one week period immediately preceding the date of closing. At the time of this proposal, the average yield for the prior week is 5.73%.

Terminal Rental                 20% Split/TRAC
Adjustment Clause...            Lessee at risk for last 12%; Lessor at risk for
                                first 8%.

Depreciation...                 Five (5) year MACRS for the account of the
                                Lessor.

Interim Rents...                It is assumed the acceptance date of the
                                equipment and commencement date of the Lease will be the same therefore, no Interim Rents are expected. If there are Interim Rents, the rate will be the prime rate of NBD.



Net Lease...                    Prime Leasing Corporation will be responsible
                                for all expenses incurred in connection with the Equipment and the Lease. NBD will make no warranties of any kind with respect to the Equipment. Prime Leasing Corporation shall have all risks of loss.

Insurance...                    Prime Leasing Corporation will provide physical
                                damage insurance and liability insurance with endorsements and in amounts acceptable to NBD prior to the delivery of the equipment. NBD will be named as additional insured under the casualty coverage and under the Prime Leasing
                                Corporation comprehensive coverage.
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[NBD LOGO]



                                      -3-


Taxes... Prime Leasing Corporation will pay all taxes associated with the possession, control and operation of the Equipment, including but not limited to sales and use tax on lease payments, if required and personal property tax (excludes any taxes based on NBD's net income).

Titling Fees...                 It is assumed that Prime Leasing
                                Corporation/McClain Industries, Inc. will title the vehicles, therefore no fees will be required.

Material Adverse Change...      There will not have occurred, prior to the
                                initial Funding Date, in the opinion of Lessor, any material adverse change in the financial position or in the circumstances involving the nature of Lessee's or Guarantor's business.

Jim, we are pleased to provide this facility for your company. I hope the terms and conditions are acceptable to you. As you requested, I am also sending you a copy of our lease documents for your review. If you have any questions or require further information, please feel free to call.

Sincerely,

NBD Bank


Andrew P. Sabath

Andrew P. Sabath


cc: N. Warriner